UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2006

IAC/INTERACTIVECORP
(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2006, IAC entered into a new employment agreement with each of Thomas J. McInerney, Executive Vice President and Chief Financial Officer, and Gregory R. Blatt, Executive Vice President and General Counsel (each, an “Executive”).  The agreements for these Executives are substantially identical.  The agreement has a one-year term, and will automatically be renewed for a 12 month term each year, unless 90 days advance notice is given by either party.  Non-renewal by IAC shall constitute a termination by IAC without cause, and a non-renewal by the Executive shall constitute a resignation by the Executive without good reason.

Compensation.  During the term, each Executive will receive an annual base salary, which may be increased from time to time in the discretion of IAC’s Compensation and Human Resources Committee.  Mr. McInerney’s current base salary is $650,000 and Mr. Blatt’s current base salary is $550,000.  Each Executive will also be eligible to receive discretionary annual bonuses and equity awards.

Severance.  Upon a termination of an Executive’s employment by IAC without “cause” (and other than by reason of his death or disability) or by the Executive for “good reason” (as such terms are defined in the agreement), subject to such Executive’s execution and non-revocation of a release and compliance with the restrictive covenants described below, IAC will continue to pay such Executive his salary for a period of twelve months following the termination of employment and the vesting of all equity that otherwise would have vested during the twelve-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards had an annual vesting schedule from the date of grant.  In addition, each Executive will have 18 months following such date of termination to exercise any vested stock options or, if earlier, through the scheduled expiration date of the options.

Restrictive Covenants.  Pursuant to the agreement, each Executive is bound by (i) a covenant not to compete with IAC’s businesses during the term of his employment and for twelve months after termination of employment by IAC without cause or by the Executive for good reason; provided that the Executive shall only be bound by the covenant to the extent IAC determines in good faith that the activity to be undertaken by the Executive poses a reasonable competitive threat to IAC, (ii) a covenant not to solicit IAC’s employees during the term of his employment agreement and for 18 months after termination of employment for any reason, and (iii) a covenant not to solicit IAC’s business partners during the term of his employment and for twelve months after termination of employment for any reason.  In addition, each Executive agreed not to use or disclose any confidential information of IAC or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President and
General Counsel
Date: November 29, 2006